As filed with the Securities and Exchange Commission on January 10, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hi-Crush Partners LP

(Exact name of registrant as specified in its charter)

Delaware	90-0840530
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Three Riverway, Suite 1350, Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Hi-Crush Partners LP First Amended and Restated Long-Term Incentive Plan

(Full title of the plan)

Laura C. Fulton

Three Riverway, Suite 1350

Houston, Texas 77056

(Name and Address of Agent For Service)

(713) 980-6200

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Stephen Jacobson

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, TX 77002-6760

Tel: (713) 758-2536

Fax: (713) 615-5336

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common units representing limited partnership interests	2,970,000	$19.90	$59,103,000	$6,850.04 (3)

(1)	This Registration Statement (as defined below) registers 2,970,000 common units representing limited partnership interests (“Common Units”) of Hi-Crush Partners LP (the “Registrant”) for issuance pursuant to the Hi-Crush Partners LP First Amended and Restated Long-Term Incentive Plan, as amended from time to time (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional Common Units that may become issuable under the Plan pursuant to the adjustment or anti-dilution provisions of the Plan.
(2)	The proposed maximum offering price per unit and the proposed maximum aggregate offering price for the Common Units have been estimated solely for purposes of calculating the registration fee in accordance with Rule 457 (h) under the Securities Act based on a price of $19.90 per Common Unit, which is the average of the high and low trading prices for a Common Unit of the Registrant as reported by the New York Stock Exchange on January 6, 2017.
(3)	Pursuant to General Instruction E to Form S-8, a registration fee is only being paid with respect to the registration of an additional 2,970,000 Common Units under the Plan.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 (this “Registration Statement”) pursuant to General Instruction E of Form S-8 to register the offer and sale of an additional 2,970,000 Common Units that may be issued under the Plan, which consists of (a) 2,700,000 additional Common Units reserved and available for delivery in connection with awards under the Plan and (b) 270,000 Common Units in respect of Common Units originally related to awards granted under the Plan that terminate by expiration, forfeiture, cancellation or otherwise without the delivery of Common Units and that again become available for awards under the Plan in accordance with the terms and conditions of the Plan.

Except as otherwise set forth below, the contents of the Registrant’s registration statement on Form S-8 (File No. 333-187796) relating to the Plan, which was filed with the Securities and Exchange Commission on April 8, 2013, is incorporated by reference into this Registration Statement, as permitted by General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 10, 2017.

HI-CRUSH PARTNERS LP

By:	Hi-Crush GP LLC, its general partner

By:	/s/ Laura C. Fulton
Laura C. Fulton
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert E. Rasmus and Laura C. Fulton, and each of them, any one of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this registration statement (including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert E. Rasmus	Chief Executive Officer and Director	January 10, 2017
Robert E. Rasmus	(Principal Executive Officer)

/s/ Laura C. Fulton	Chief Financial Officer	January 10, 2017
Laura C. Fulton	(Principal Financial and Accounting Officer)

/s/ James M. Whipkey	Chairman of the Board	January 10, 2017
James M. Whipkey

Name	Title	Date

/s/ John F. Affleck-Graves	Director	January 10, 2017
John F. Affleck-Graves

/s/ Jefferies V. Alston, III	Director	January 10, 2017
Jefferies V. Alston, III

/s/ Gregory F. Evans	Director	January 10, 2017
Gregory F. Evans

/s/ John R. Huff	Director	January 10, 2017
John R. Huff

/s/ John Kevin Poorman	Director	January 10, 2017
John Kevin Poorman

/s/ Trevor M. Turbidy	Director	January 10, 2017
Trevor M. Turbidy

/s/ R. Graham Whaling	Director	January 10, 2017
R. Graham Whaling

/s/ Joseph C. Winkler III	Director	January 10, 2017
Joseph C. Winkler III

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Certificate of Limited Partnership of Hi-Crush Partners LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 as filed with the Commission on July 9, 2012).

4.2	Second Amended and Restated Agreement of Limited Partnership of Hi-Crush Partners LP, dated January 31, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on February 5, 2013).

4.3	Registration Rights Agreement by and between Hi-Crush Partners LP and Hi-Crush Proppants LLC dated August 20, 2012 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on August 21, 2012).

4.4	First Amendment to Registration Rights Agreement by and between Hi-Crush Partners LP and Hi-Crush Proppants LLC, dated January 31, 2013 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed with the Commission on February 5, 2013).

4.5	Second Amendment to Registration Rights Agreement by and between Hi-Crush Partners LP and Hi-Crush Proppants LLC, dated August 31, 2016 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K as filed with the Commission on September 7, 2016).

4.6*	Hi-Crush Partners LP First Amended and Restated Long Term Incentive Plan.

5.1*	Opinion of Counsel as to the legality of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Counsel (included in Exhibit 5.1)

*	Filed herewith